Exhibit 2.1

AMENDMENT TO

BUSINESS COMBINATION AGREEMENT

This Amendment (this “Amendment”) to the Business Combination Agreement, dated as of January 31, 2021 (the “Business Combination Agreement”), by and among Software Acquisition Group Inc. II, a Delaware corporation (“SPAC”), Butterbur Merger Sub Inc., a Delaware corporation (“Merger Sub”), and Otonomo Technologies Ltd., a company organized under the laws of the State of Israel (the “Company”), is made and entered into as of July 10, 2021 by and among SPAC, Merger Sub and the Company. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Business Combination Agreement.

RECITALS

WHEREAS, SPAC, Merger Sub and the Company are parties to the Business Combination Agreement (the “Parties”);

WHEREAS, the Parties desire to amend the Business Combination Agreement as set forth in this Amendment; and

WHEREAS, Section 8.3 of the Business Combination Agreement provides that, the Business Combination Agreement may not be amended except by a duly authorized agreement in writing executed by each of the Parties.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Parties agree as follows:

Agreement

1. Amendment to the Business Combination Agreement.

(a) Section 7.1(d) of the Business Combination Agreement is hereby deleted and replaced with the following:

“by either SPAC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to September 30, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to SPAC if SPAC’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if (x) either Company Party’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date or (y) a Supporting Company Shareholder’s breach of its covenants or obligations under the Transaction Support Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;”

2 Effect of Amendment. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Business Combination Agreement or any rights or obligations of any party under or in respect of the Business Combination Agreement. Except as modified by this Amendment, the Business Combination Agreement shall continue in full force and effect. Upon the execution of this Amendment by the Parties, each reference in the Business Combination Agreement to “this Agreement” or the words “hereunder,” “hereof,” “herein” or words of similar effect referring to the Business Combination Agreement shall mean and be a reference to the Business Combination Agreement as amended by this Amendment, and a reference to the Business Combination Agreement in any other instrument or document shall be deemed a reference to the Business Combination Agreement as amended by this Amendment. This Amendment shall be subject to, shall form a part of, and shall be governed by, the terms and conditions set forth in the Business Combination Agreement, as amended by this Amendment.

3. General. Article VIII of the Business Combination Agreement shall apply to this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

SOFTWARE ACQUISITION GROUP INC. II

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chairman and Chief Executive Officer

BUTTERBUR MERGER SUB INC.

By:	/s/ Monnie Moav
Name:	Bonnie Moav
Title:	Secretary

OTONOMO TECHNOLOGIES LTD.

By:	/s/ Ben Volkow
Name:	Ben Volkow
Title:	Chief Executive Officer

[Signature Page to Amendment to Business Combination Agreement]